FOR IMMEDIATE RELEASE:
SERVICE CORPORATION INTERNATIONAL
ANNOUNCES PRICING OF PRIVATE OFFERINGS OF $500 MILLION
OF UNSECURED SENIOR NOTES
HOUSTON, Texas, September 27, 2006 . . . Service Corporation International (NYSE: SCI), which owns and operates funeral service locations and cemeteries, announced today the pricing of its previously announced private placement offerings of $500 million aggregate principal amount of unsecured senior notes, consisting of $250 million aggregate principal amount of Senior Notes due 2014 and $250 million aggregate principal amount of Senior Notes due 2018. The 2014 Notes will bear interest at 7.375% per year and were priced at par. The 2018 Notes will bear interest at 7.625% per year and were priced at par. The aggregate proceeds from the offerings, net of initial purchasers’ discounts and offering expenses, will be used, together with available cash and other financings, to consummate the acquisition of Alderwoods Group, Inc. and refinance certain other indebtedness. The offerings are expected to close on October 3, 2006.
The net proceeds of each series of notes will be held in separate escrow accounts pending the consummation of the acquisition of Alderwoods and related transactions. All outstanding notes are subject to special mandatory redemption in the event that the acquisition and related transactions are not consummated on or prior to December 31, 2006. All of the outstanding notes may also be redeemed at SCI’s option, in whole, but not in part, at any time prior to December 31, 2006, if, in SCI’s sole judgment, the acquisition and related transactions will not be consummated by that date. The redemption price in either case will be 100% of the issue price of each series of the notes set forth above, respectively, plus accrued and unpaid interest to the redemption date. Concurrently with the closing of the offerings, SCI will deposit the net proceeds of each series of notes into separate escrow accounts, together with an amount of cash or treasury securities, so that the escrowed funds are sufficient to fund the redemption of the notes, if required.
The notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes will not initially be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Cautionary Statement on Forward-Looking Statements
The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable conditions in the financing markets, and our ability to successfully complete these proposed offerings on favorable terms.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2005 Annual Report on Form 10-K, as amended. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.
Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. We have an extensive network of businesses including 1,041 funeral service locations and 351 cemeteries in North America as of June 30, 2006. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com.
For additional information contact:
Investors: Debbie Young — Director / Investor Relations (713) 525-9088
Media: Greg Bolton — Director / Corporate Communications (713) 525-5235